SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

December 1, 2003

Date of Report (date of earliest event reported)

ALTIRIS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-49793	87-0616516
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

588 West 400 South

Lindon, Utah 84042

(Address of principal executive offices)

(801) 805-2400

(Registrant’s telephone number, including area code)

Item 2. Acquisition or Disposition of Assets.

As of December 1, 2003, Altiris, Inc., a Delaware corporation (“Altiris” or the “Registrant”) acquired Wise Solutions, Inc., a Michigan corporation (“Wise Solutions”) by means of a merger of Sage Acquisition Corporation (“Merger Sub”), a Michigan corporation and a wholly owned subsidiary of the Registrant, with and into Wise Solutions, pursuant to an Agreement and Plan of Merger dated December 1, 2003 (the “Merger Agreement”), by and among the Registrant, Merger Sub, Wise Solutions, the Wise Solutions shareholders and the shareholder representative named therein. At the effective time of the Merger (the “Effective Time”), (i) Wise Solutions became a wholly owned subsidiary of the Registrant; (ii) the shareholders of Wise Solutions received, in exchange for their shares of common stock of Wise Solutions in the aggregate approximately (a) $25.3 million (from existing cash reserves of the Registrant) and (b) 348,794 shares of the Registrant’s common stock; and (iii) all unexpired and unexercised options to purchase shares of Wise Solutions common stock granted under the stock option plan and agreements of Wise Solutions outstanding immediately prior to the Effective Time were, in connection with the Merger, accelerated, fully vested and terminated in exchange for an aggregate payment of approximately $6.3 million. A portion, which is customary in amount, of the consideration paid by the Registrant has been placed in escrow to satisfy certain indemnification obligations of the former shareholders of Wise Solutions. Wise Solutions is a provider of application installation and management software and services. A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated by reference herein.

The consideration paid by the Registrant was determined pursuant to arms’ length negotiations and took into account various factors concerning the valuation of the business of Wise Solutions and the business and operating results of Wise Solutions.

The shares of Registrant’s common stock issued in the Merger were not registered under the Securities Act of 1933, as amended, in reliance upon the exemptions provided by Section 4(2) under said Act.

Item 7. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

The following unaudited interim financial statements of Wise Solutions are filed as part of this report in a separate section of this Form 8-K/A beginning on page IF-1.

Unaudited Balance Sheet as of September 30, 2003

Unaudited Statement of Income for the nine months ended September 30, 2003

Unaudited Statement of Stockholders’ Equity for the nine months ended September 30, 2003

Unaudited Statement of Cash Flows for the nine months ended September 30, 2003

Notes to Unaudited Financial Statements for the nine months ended September 30, 2003

The following financial statements of Wise Solutions are filed as part of this report in a separate section of this Form 8-K/A beginning on page F-1.

Independent Auditors’ Report

Balance Sheets as of December 31, 2002 and 2001

Statements of Income for the years ended December 31, 2002 and 2001

Statements of Stockholders’ Equity (Deficit) for the years ended December 31, 2002 and 2001

Statements of Cash Flows for the years ended December 31, 2002 and 2001

Notes to Financial Statements for the years ended December 31, 2002 and 2001

(b)	Pro Forma Financial Information.

The following unaudited pro forma consolidated financial statements relating to the Registrant and giving effect to the acquisition of Wise Solutions are filed as part of this report in a separate section of this Form 8-K/A beginning on page PF-1.

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2003

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002

Notes to Unaudited Pro Forma Combined Financial Statements as of September 30, 2003, for the nine months ended September 30, 2003, and the year ended December 31, 2002

(c)	Exhibits.

The following exhibits are filed herewith:

2.1*†#	Agreement and Plan of Merger, dated December 1, 2003, by and among the Registrant, Sage Acquisition Corporation, Wise Solutions, the shareholders of Wise Solutions and the shareholder representative.

23.1	Consent of Independent Auditors.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. The omitted information has been file separately with the Commission.

†	Certain schedules have been omitted from this exhibit pursuant to Item 601 of Regulation S-K. The Registrant shall furnish a copy of these schedules to the Commission or its staff upon request.

#	Previously filed on December 16, 2003, in the Registrant’s initial Current Report on Form 8-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTIRIS, INC.

By:	/S/ GREGORY S. BUTTERFIELD
Gregory S. Butterfield
President and Chief Executive Officer

Dated: February 13, 2004

INDEX TO EXHIBITS

Exhibit Number	Description
2.1*†#	Agreement and Plan of Merger, dated December 1, 2003, by and among the Registrant, Sage Acquisition Corporation, Wise Solutions, the shareholders of Wise Solutions and the shareholder representative.

23.1	Consent of Independent Auditors.

*	Confidential treatment has been requested with respect to certain portions of this exhibit. This exhibit omits the information subject to this confidentiality request. The omitted information has been file separately with the Commission.

†	Certain schedules have been omitted from this exhibit pursuant to Item 601 of Regulation S-K. The Registrant shall furnish a copy of these schedules to the Commission or its staff upon request.

#	Previously filed on December 16, 2003, in the Registrant’s initial Current Report on Form 8-K.

WISE SOLUTIONS, INC.

WISE SOLUTIONS, INC.

Unaudited Balance Sheet as of September 30, 2003

September 30, 2003
ASSETS
Current Assets:
Cash	$2,401,127
Available-for-sale securities	3,263,237
Accounts receivable – net	2,299,631
Prepaid expenses and other	345,752
Deferred tax asset	39,900

Total current assets	8,349,647
Property and equipment - net	690,345
Other assets	32,813

Total assets	$9,072,805

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$453,608
Accrued liabilities	917,944
Taxes payable (refundable)	(116,852)
Deferred revenue	1,810,442

Total current liabilities	3,065,142
Long-term liabilities	56,100
Stockholders’ equity:
Common stock - no par value:
Authorized - 4,830,000 shares
Issued and outstanding - 3,172,000 shares	747
Additional paid-in capital	87,424
Retained earnings	5,845,322
Comprehensive income/loss	18,070

Total stockholders’ equity	5,951,563

Total liabilities and stockholders’ equity	$9,072,805

See accompanying notes to unaudited financial statements.

WISE SOLUTIONS, INC.

Unaudited Statements of Income for the nine months ended September 30, 2003

Nine Month Period Ended September 30, 2003
Revenue:
Software licenses and upgrades	$10,222,974
Training, implementation, and other services	2,848,112
Software maintenance	1,778,804

Total revenue	14,849,890
Cost of revenue	2,568,873

Gross profit	12,281,017
Operating expenses:
Selling, general, and administrative	8,546,958
Research and development	1,860,587

Total operating expenses	10,407,545

Operating income	1,873,472
Other income	48,799

Income - before taxes	1,922,271
Provision for income taxes	533,900

Net income	$1,388,371

See accompanying notes to unaudited financial statements.

WISE SOLUTIONS, INC.

Unaudited Statements of Stockholders’ Equity for the nine months ended September 30, 2003

	Common Stock		Additional Paid-in Capital	Retained Earnings	Comprehensive Income	Total Stockholders’ Equity
	Shares	Amount
Balance - December 31, 2002	3,172,000	$747	$87,424	$4,456,951	$—	$4,545,122
Net Income	—	—	—	1,388,371	—	1,388,371
Comprehensive income	—	—	—	—	18,070	18,070

Balance - September 30, 2003	3,172,000	$747	$87,424	$5,845,322	$18,070	$5,951,563

See accompanying notes to unaudited financial statements.

WISE SOLUTIONS, INC.

Unaudited Statements of Cash Flows for the nine months ended September 30, 2003

Nine Month Period Ended September 30, 2003
Cash flows from operating activities:
Net income	$1,388,371
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	387,093
Change in allowance for doubtful accounts	15,000
Deferred income taxes	10,100
Loss on disposal of assets	154
(Increase) decrease in assets:
Accounts receivable	453,138
Prepaid expenses and other	(117,219)
Other assets	32,813
Increase (decrease) in liabilities:
Accounts payable	58,679
Accrued liabilities	(265,998)
Accrued income taxes	(490,200)
Deferred revenue	369,003
Deferred compensation	(192,801)

Net cash provided by operating activities	1,648,133
Cash Flows from investing activities:
Purchase of property and equipment	(303,035)
Proceeds from sale of assets	1,400
Purchase of investments	(3,247,251)
Additions to notes receivable	(100,000)
Repayment on notes receivable	20,000

Net cash used in investing activities	(3,628,886)
Cash flows from financing activities:
Net cash used in financing activities	—

Net decrease in cash	(1,980,753)
Cash - beginning of year	4,381,880

Cash - end of year	$2,401,127

Supplemental cash flow information - cash paid for:
Interest	$691
Taxes	1,014,000

See accompanying notes to unaudited financial statements.

WISE SOLUTIONS, INC.

Notes to Unaudited Financial Statements for the nine months ended September 30, 2003

Note 1 - Nature of Business and Significant Accounting Policies

Wise Solutions, Inc. (the “Company”) was formed on February 10, 1992 for the purpose of creating premium software installation tools and distribution solutions. The Company develops, markets, and supports installation software and maintenance services to customers in both domestic and international markets.

Revenue Recognition - The Company recognizes software license revenue only when a customer contract is fully executed, the software is delivered, no significant remaining obligations to the customer exist, and collectibility is reasonably assured. Training and other services revenue is recognized as the services are performed. Software maintenance revenue is recorded as deferred revenue on the balance sheet when invoiced and is recognized over the term of the maintenance contract.

Sales to one customer accounted for approximately 9 percent of total revenue for the period ended September 30, 2003. As of September 30, 2003, 10 percent of accounts receivable are from sales to this customer.

Research and Development Expense - Research and development expense includes payroll costs and overhead expenses attributable to research and development activities. The capitalization of software development costs begins upon the establishment of technological feasibility of the product that the Company defines as a working program model. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives, and changes in software and hardware technology. Product upgrades for the Company’s products have been released regularly due to an almost eased regularly due to an almost continuous product development cycle. Based on these continuous product life cycles, the time between establishing technological feasibility and general release to the public is very short. As a result, software costs qualifying for capitalization are not significant. Accordingly, the Company does not capitalize software development costs and does not anticipate capitalization of software costs in future periods.

Accounts Receivable - Accounts receivable are stated at net invoice amounts and net of an allowance for doubtful accounts of $15,000. The allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made.

Property and Equipment - Additions to property and equipment are recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the respective assets, which generally range from three to seven years.

Stock-based Compensation - The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of grant over the amount the employee must pay to acquire the stock. As supplemental information, the Company has provided pro forma disclosure of the effect on net income, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation (see Note 6).

Use of Estimates - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

WISE SOLUTIONS, INC.

Notes to Unaudited Financial Statements for the nine months ended September 30, 2003 (continued)

Note 2 - Property and Equipment

At September 30, 2003, property and equipment consisted of the following:

Computer equipment	$519,545
Office furniture and equipment	321,508
Purchased software	333,307
Leasehold improvements	99,530

Total property and equipment	1,273,890
Less accumulated depreciation and amortization	(583,545)

Net property and equipment	$690,345

Depreciation expense for property and equipment for the period ended September 30, 2003 was approximately $194,000.

Note 3 - Deferred Compensation

In December 2000, the Company entered into an employment agreement (the “Employment Agreement”) with an employee and stockholder. The Employment Agreement provided the employee with a minimum salary, minimum annual bonus, and an agreement to repurchase a defined number of shares of the Company’s stock from the employee. In addition, the employee signed a covenant-not-to compete agreement with the Company for a period up to 3 ½ years. Amortization expense on this Agreement for the period ended September 30, 2003 totaled $192,801.

On September 2, 2003, the employee who had executed the Employment Agreement terminated his employment with the Company, and the Company entered into an agreement (the “Agreement”) with the employee to pay the balance of the minimum salary provided for in the Employment Agreement as a lump sum payment. The Agreement also terminated all prior agreements between the Company and the employee except for a separately executed Promissory Note. The Agreement contained a stock redemption “Put Right” to sell, at the employees’ discretion, up to 25,000 shares of stock per quarter for seven calendar quarters. In addition, the employee signed a covenant-not-to compete with the Company for a period of 6 months.

Note 4 - Common Stock

The stockholders of the Company have entered into a stockholder agreement, as amended (the “Stockholder Agreement”). Under the terms of the Stockholder Agreement, a stockholder who wishes to transfer shares to a third party must present a written offer to the Company for approval. Furthermore, the Company has the right of first refusal to purchase all of the shares being transferred at the offered price. The remaining stockholder has the right of second refusal to purchase all of the shares being transferred at the offered price.

Note 5 - Stock Option Plan

In August 1988, the Company established a stock option plan to increase its ability to attract and retain key employees and directors. Options granted are incentive stock options that are granted at the fair market value of the common stock on the date of grant. Options are granted at the discretion of the Board of Directors. The maximum number of shares that may be granted under the plan is 630,000. Options granted generally become exercisable over a period of five years and expire 10 years after the date of grant. At September 30, 2003, the weighted average contractual remaining life of outstanding options was 6 years.

WISE SOLUTIONS, INC.

Notes to Unaudited Financial Statements for the nine months ended September 30, 2003 (continued)

	Number of Shares	Weighted Average Exercise Price
Outstanding – December 31, 2002	443,212	1.17
Options granted	4,351	5.00
Options canceled	(10,721)	1.86

Outstanding - September 30, 2003	436,842	1.19

Exercisable - September 30, 2003	273,767	1.07

Weighted average fair value of options granted in 2003		$.30

Using the intrinsic value method under APB 25, no compensation expense has been recognized in the accompanying statement of income for options granted to employees at fair value. Had compensation expense been determined based on the fair value at the date of grant consistent with SFAS 123, the reported net income would have decreased by approximately $26,000.

This pro forma compensation expense may not be representative of that to be expected in future years.

The fair value of options was estimated at the date of grant using the minimum value option valuation method with the following assumptions: weighted average risk-free interest rate of 4.0 percent, dividend yield of 0 percent; and expected life of options of seven years. Option valuation models require the input of highly subjective assumptions. Because changes in subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

Note 6 - Income Taxes

The provision for income taxes consists of the following as of September 30:

Current expense	$523,800
Deferred expense	10,100

Total provision for income taxes	$533,900

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

Tax, computed at 34 percent of pretax income	$654,000
Net effect of nontaxable income and nondeductible expenses	(74,000)
Net effect of research and development tax credits	(47,000)
Adjustments to prior year estimates	900

Total income tax expense	$533,900

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax reporting purposes. Deferred tax assets and liabilities are measured by applying currently enacted tax laws. The significant cumulative temporary differences giving rise to deferred tax assets and liabilities at September 30, 2003 result primarily from depreciation, accrued liabilities, and the transition of an accounting method change for tax reporting purposes.

WISE SOLUTIONS, INC.

Notes to Unaudited Financial Statements for the nine months ended September 30, 2003 (continued)

Note 7 - Commitments

The Company leases its office space under an operating lease agreement that expires in January 2007. Total rent expense was approximately $303,000 for the period ended September 30, 2003. Estimated future minimum payments under the noncancelable operating lease agreement at September 30, 2003 are as follows:

2003	$103,000
2004	414,000
2005	419,000
2006	425,000
2007	36,000

Total	$1,397,000

Note 8 - Employee Benefit Plan

On January 1, 2000, the Company adopted a profit-sharing/401(k) plan for the purpose of providing retirement benefits to eligible employees. The Company has elected a Safe Harbor Formula approved under the Small Business Job Protection Act of 1996 that eliminates the need for employers to perform annual nondiscrimination testing. Under the Safe Harbor Rules, effective January 1, 2003, the Company matches 100 percent of employee contributions up to 6 percent. Employees are 100 percent vested when contributions are made. Total Company contributions to the plan were approximately $327,000 for the period ending September 30, 2003.

Note 9 - Litigation

In June of 2003, the Company was named as a defendant in a civil suit filed by a competitor. The plaintiff contends that the Company illegally obtained customer lists, advertising materials and trade secret information and is seeking damages. The company believes such information was generally available to the public and has accordingly vigorously defended the suit. The Company has filed a motion in partial summary judgment to declare, as a matter of law, that the customer lists, advertising materials, and other information were in fact publicly available. A ruling on that motion is expected in 2004. Additionally, the Company has been advised that its insurance carrier will provide defense in the matter. While the Company intends to vigorously defend the civil suit, at the present time no assurance can be given that this matter will be resolved in the Company’s favor.

Note 10 - Subsequent Event

On December 1, 2003, the Company’s stockholders sold 100 percent of its outstanding stock in the Company to a publicly held company, Altiris, Inc., for approximately $43,000,000. Management plans to continue its business operations of the Company.

WISE SOLUTIONS, INC.

Independent Auditor’s Report

To the Board of Directors

    and Stockholders

Wise Solutions, Inc.

We have audited the balance sheet of Wise Solutions, Inc. (a Michigan corporation) as of December 31, 2002 and 2001 and the related statements of income, stockholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Wise Solutions, Inc. as of December 31, 2002 and 2001 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/S/ Plante & Moran, PLLC

Ann Arbor, Michigan

December 17, 2003

WISE SOLUTIONS, INC.

Balance Sheets

	December 31,
	2002	2001
ASSETS
Current assets:
Cash	$4,381,880	$650,705
Accounts receivable - net	2,764,903	2,233,955
Prepaid expenses and other	148,533	65,588
Deferred tax asset (note 7)	28,500	—

Total current assets	7,323,816	2,950,248

Property and equipment - net (note 2)	583,156	409,255
Intangible asset - net (note 4)	192,801	372,989
Other assets	65,625	122,742

Total assets	$8,165,398	$3,855,234

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred compensation (note 4)	$192,801	$180,188
Lines of credit (note 3)	—	600,000
Accounts payable	394,146	220,875
Accrued liabilities	1,183,942	658,598
Accrued federal income taxes	373,348	89,661
Deferred revenue	1,441,439	750,769
Deferred tax liability (note 7)	—	4,919

Total current liabilities	3,585,676	2,505,010

Long-term liabilities:
Deferred compensation - net of current portion (note 4)	—	192,801
Deferred tax liability (note 7)	34,600	25,999

Total long-term liabilities	34,600	218,800

Stockholders’ equity:
Common stock - no par value:
Authorized - 4,830,000 shares
Issued and outstanding - 3,172,000 shares	747	747
Additional paid-in capital	87,424	87,424

Retained earnings	4,456,951	1,043,253

Total stockholders’ equity	4,545,122	1,131,424

Total liabilities and stockholders’ equity	$8,165,398	$3,855,234

See accompanying notes to financial statements.

WISE SOLUTIONS, INC.

Statements of Income

	Year Ended December 31,
	2002	2001
Revenue:
Software licenses and upgrades	$13,670,018	$8,802,328
Training, implementation, and other services	3,780,517	2,679,266
Software maintenance	1,436,653	433,737

Total revenue	18,887,188	$11,915,331

Cost of revenue	3,314,233	2,529,583

Gross profit	15,572,955	9,385,748

Operating expenses:
Selling, general, and administrative	8,684,971	5,734,450
Research and development	2,083,130	1,517,047

Total operating expenses	10,768,101	7,251,497

Operating income	4,804,854	2,134,251
Other income (expense)	(41,156)	6,636

Income - before taxes	4,763,698	2,140,887
Provision for income taxes (note 7)	1,350,000	744,100

Net income	$3,413,698	$1,396,787

See accompanying notes to financial statements.

WISE SOLUTIONS, INC.

Statements of Stockholders’ Equity

	Common Stock		Additional Paid-in Capital	Retained Earnings (Accumulated Deficit)	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance - January 1, 2000	3,172,000	$747	$87,424	$(353,534)	$(265,363)
Net income	—	—	—	1,396,787	1,396,787

Balance - December 31, 2001	3,172,000	747	87,424	1,043,253	1,131,424
Net income	—	—	—	3,413,698	3,413,698

Balance - December 31, 2002	3,172,000	$747	$87,424	$4,456,951	$4,545,122

See accompanying notes to financial statements.

WISE SOLUTIONS, INC.

Statements of Cash Flows

	Year Ended December 31,
	2002	2001
Cash flows from operating activities:
Net income	$3,413,698	$1,396,787
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	391,117	337,338
Deferred income taxes	(24,818)	(3,529)
Loss on disposal of assets	89,725	1,000
(Increase) decrease in assets:
Accounts receivable	(530,948)	(796,280)
Prepaid expenses and other	(82,945)	(15,173)
Other assets	57,117	(101,716)
Increase (decrease) in liabilities:
Accounts payable	173,271	(92,955)
Accrued liabilities	432,531	251,750
Accrued income taxes	283,687	(262,535)
Deferred revenue	690,670	370,494
Deferred compensation	(180,188)	(168,400)

Net cash provided by operating activities	4,712,917	916,781
Cash flows from investing activities:
Purchase of property and equipment	(390,770)	(197,335)
Proceeds from sale of assets	9,028	—

Net cash used in investing activities	(381,742)	(197,335)
Cash flows from financing activities:
Net repayment of line of credit	(600,000)	—
Repayment of long-term debt	—	(250,000)

Net cash used in financing activities	(600,000)	(250,000)

Net increase in cash	3,731,175	469,446

Cash - beginning of year	650,705	181,259

Cash - end of year	$4,381,880	$650,705

Supplemental cash flow information - cash paid for:
Interest	$4,575	$54,035
Taxes	1,091,132	731,467

See accompanying notes to financial statements.

WISE SOLUTIONS, INC.

Notes to Financial Statements for the years ended December 31, 2002 and 2001

Note 1 - Nature of Business and Significant Accounting Policies

Wise Solutions, Inc. (the “Company”) was formed on February 10, 1992 for the purpose of creating premium software installation tools and distribution solutions. The Company develops, markets, and supports installation software and maintenance services to customers in both domestic and international markets.

Effective January 1, 2000, Wise Solutions FSC, Inc. (FSC), a wholly owned subsidiary, was formed for the purpose of tracking the foreign sales of the Company. This subsidiary was consolidated in the 2001 financial statements. At December 31, 2001, the Company closed FSC and transferred its remaining net assets to the Company. All significant intercompany transactions were eliminated in consolidation in 2001.

Revenue Recognition - The Company recognizes software license revenue only when a customer contract is fully executed, the software is delivered, no significant remaining obligations to the customer exist, and collectibility is reasonably assured. Training and other services revenue is recognized as the services are performed. Software maintenance revenue is recorded as deferred revenue on the balance sheet when invoiced and is recognized over the term of the maintenance contract.

Sales to one customer accounted for approximately 9 percent and 13 percent of total revenue in 2002 and 2001, respectively. As of December 31, 2002 and 2001, 2 percent and 20 percent, respectively, of accounts receivable are from sales to this customer.

Research and Development Expense - Research and development expense includes payroll costs and overhead expenses attributable to research and development activities. The capitalization of software development costs begins upon the establishment of technological feasibility of the product that the Company defines as a working program model. The establishment of technological feasibility and the ongoing assessment of the recoverability of these costs require considerable judgment by management with respect to certain external factors, including, but not limited to, anticipated future gross product revenue, estimated economic product lives, and changes in software and hardware technology. Product upgrades for the Company’s products have been released regularly due to an almost continuous product development cycle. Based on these continuous product life cycles, the time between establishing technological feasibility and general release to the public is very short. As a result, software costs qualifying for capitalization are not significant. Accordingly, the Company does not capitalize software development costs and does not anticipate capitalization of software costs in future periods.

Accounts Receivable - Accounts receivable are stated at net invoice amounts and net of an allowance for doubtful accounts of $0 and $80,600 as of December 31, 2002 and 2001, respectively. The allowance for doubtful accounts is established based on a specific assessment of all invoices that remain unpaid following normal customer payment periods. In addition, a general valuation allowance is established for other accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made.

Property and Equipment - Additions to property and equipment are recorded at cost. Depreciation is provided using straight-line and accelerated methods over the estimated useful lives of the respective assets, which generally range from three to seven years.

Stock-based Compensation - The Company has elected to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25 (APB 25), Accounting for Stock Issued to Employees, and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the fair market value of the Company’s stock at the date of grant over the amount the employee must pay to acquire the stock. As supplemental information, the Company has provided pro forma disclosure of the effect on net income, in accordance with the requirements of Statement of Financial Accounting Standards No. 123 (SFAS 123), Accounting for Stock-based Compensation (see Note 6).

WISE SOLUTIONS, INC.

Notes to Financial Statements for the years ended December 31, 2002 and 2001 – (continued)

Use of Estimates - The presentation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Note 2 - Property and Equipment

At December 31, 2002 and 2001, property and equipment consisted of the following:

	2002	2001
Computer equipment	$414,677	$499,328
Office furniture and equipment	266,457	189,087
Purchased software	244,513	248,241
Leasehold improvements	47,636	54,914

Total property and equipment	973,283	991,570
Less accumulated depreciation and amortization	390,127	582,315

Net property and equipment	$583,156	$409,255

Depreciation expense for property and equipment for the years ended December 31, 2002 and 2001 was $210,929 and $168,938, respectively.

Note 3 - Lines of Credit

During 2000, the Company entered into two line-of-credit agreements with a bank whereby the Company could borrow up to $1,750,000. Outstanding borrowings bore interest at the bank’s prime rate (4.75 percent at December 31, 2001), which was payable monthly. Outstanding borrowings were collateralized by substantially all assets of the Company. At December 31, 2001, there was $600,000 in outstanding borrowings under these agreements. Interest expense for the year ended December 31, 2001 was $54,035.

The agreements subjected the Company to various restrictive covenants, which, among other items, required the Company to maintain certain levels of net worth.

During 2002, the Company repaid the balance of the lines of credit and terminated the agreements. The Company then entered into a new line-of-credit agreement with a bank whereby the Company could borrow up to $750,000. Outstanding borrowings bore interest at the bank’s prime rate, which was payable monthly, and were collateralized by substantially all assets of the Company. During 2002, the Company terminated the agreement. Interest expense for the year ended December 31, 2002 was $4,575.

Note 4 - Deferred Compensation

During 2000, the Company entered into an employment agreement (the “Employment Agreement”) with a current employee and stockholder. The Employment Agreement provides the stockholder with a minimum salary, minimum annual bonus, and an agreement to repurchase a defined number of shares of the Company’s stock from the stockholder. In addition, the stockholder signed a covenant-not-to-compete agreement with the Company for a period up to 3½ years. The Company’s minimum obligation under the Employment Agreement totaled approximately $193,000 and $373,000 at December 31, 2002 and 2001, respectively, and is included in deferred compensation in the

WISE SOLUTIONS, INC.

Notes to Financial Statements for the years ended December 31, 2002 and 2001 – (continued)

accompanying balance sheet. The unamortized portion of the covenant not to compete of approximately $193,000 and $373,000 at December 31, 2002 and 2001, respectively, is classified as an intangible asset in the accompanying balance sheet. Accumulated amortization at December 31, 2002 and 2001 totaled $348,588 and $168,400, respectively. Amortization expense for the years ended December 31, 2002 and 2001 totaled $180,188 and $168,400, respectively.

Note 5 - Common Stock

The stockholders of the Company have entered into a stockholder agreement, as amended (the “Stockholder Agreement”). Under the terms of the Stockholder Agreement, a stockholder who wishes to transfer shares to a third party must present a written offer to the Company for approval. Furthermore, the Company has the right of first refusal to purchase all of the shares being transferred at the offered price. The remaining stockholder has the right of second refusal to purchase all of the shares being transferred at the offered price.

Note 6 - Stock Option Plan

In August 1988, the Company established a stock option plan to increase its ability to attract and retain key employees and directors. Options granted are incentive stock options that are granted at the fair market value of the common stock on the date of grant. Options are granted at the discretion of the Board of Directors. The maximum number of shares that may be granted under the plan is 630,000. Options granted generally become exercisable over a period of five years and expire 10 years after the date of grant. At December 31, 2002 and 2001, the weighted average contractual remaining life of outstanding options was 7.0 and 8.0 years, respectively.

	Number of Shares	Weighted Average Exercise Price
Outstanding - December 31, 2000	417,299	$1.01
Options granted	31,035	2.73
Options canceled	(5,165)	1.31

Outstanding - December 31, 2001	443,169	1.20
Options granted	7,540	5.00
Options canceled	(7,497)	2.51

Outstanding - December 31, 2002	443,212	1.17

Exercisable - December 31, 2002	207,759	1.05

Weighted average fair value of options granted in 2002		$0.27

Weighted average fair value of options granted in 2001		$0.29

Using the intrinsic value method under APB 25, no compensation expense has been recognized in the accompanying statement of income for options granted to employees at fair value. Had compensation expense been determined based on the fair value at the date of grant consistent with SFAS 123, the reported net income would have decreased by approximately $35,000 and $33,000 in 2002 and 2001, respectively. This pro forma compensation expense may not be representative of that to be expected in future years.

The fair value of options was estimated at the date of grant using the minimum value option valuation method with the following assumptions: weighted average risk-free interest rate of 3.82 percent and 4.38 percent in 2002 and 2001, respectively; dividend yield of 0 percent; and expected life of options of seven years. Option valuation models require the input of highly subjective assumptions. Because changes in subjective input assumptions can materially affect the fair value estimate, in management’s opinion, the existing model does not necessarily provide a reliable single measure of the fair value of the Company’s stock options.

WISE SOLUTIONS, INC.

Notes to Financial Statements for the years ended December 31, 2002 and 2001 – (continued)

Note 7 - Income Taxes

The provision for income taxes consists of the following as of December 31:

	2002	2001
Current expense	$1,374,818	$736,529
Deferred recovery	(24,818)	(3,529)

Total federal tax provision	1,350,000	733,000
State provision	—	11,100

Total provision for income taxes	$1,350,000	$744,100

A reconciliation of the provision for income taxes from continuing operations to income taxes computed by applying the statutory United States federal tax rate to income before taxes is as follows:

	2002	2001
Tax, computed at 34 percent of pretax income	$1,619,657	$728,242
Net effect of nontaxable income and nondeductible expenses	(117,530)	(104,119)
Net effect of research and development tax credits	(81,793)	—
Adjustments to prior year estimates	(70,334)	108,877
State provision	—	11,100

Total income tax expense	$1,350,000	$744,100

Deferred income taxes reflect the impact of temporary differences between the amount of assets and liabilities recognized for financial reporting purposes and such amounts recognized for tax reporting purposes. Deferred tax assets and liabilities are measured by applying currently enacted tax laws. The significant cumulative temporary differences giving rise to deferred tax assets and liabilities at December 31, 2002 and 2001 result primarily from depreciation, accrued liabilities, and the transition of an accounting method change for tax reporting purposes.

Note 8 - Commitments

The Company leases its office space under an operating lease agreement that expires in January 2007. Total rent expense was approximately $385,000 in 2002 and $199,000 in 2001. Estimated future minimum payments under the noncancelable operating lease agreement at December 31, 2002 are as follows:

2003	$406,000
2004	414,000
2005	419,000
2006	425,000
2007	36,000

Total	$1,700,000

Note 9 - Employee Benefit Plan

On January 1, 2000, the Company adopted a profit-sharing/401(k) plan for the purpose of providing retirement benefits to eligible employees. The Company has elected a Safe Harbor Formula approved under the Small Business Job Protection Act of 1996 that eliminates the need for employers to perform annual nondiscrimination testing. Under the Safe Harbor Rules, the Company matches 100 percent of employee contributions on the first 3 percent deferred and then 50 percent of employee contributions between 3 percent and 5 percent for an effective maximum match of 4 percent of employees’ pretax contributions. Effective January 1, 2003, the Company matches 100 percent of employee contributions up to 6 percent. Employees are 100 percent vested when contributions are made. Total Company contributions to the plan were approximately $276,000 and $166,000 in 2002 and 2001, respectively.

WISE SOLUTIONS, INC.

Notes to Financial Statements for the years ended December 31, 2002 and 2001 – (continued)

Note 10 - Litigation

Subsequent to the year ended December 31, 2002, the Company was named as a defendant in a civil suit filed by a competitor. The plaintiff contends that the Company illegally obtained customer list information and trade secrets and is seeking a judgment for the infringement of these items. In addition, the Company is currently being investigated regarding these allegations by the U.S. Attorney’s Office as part of a criminal investigation that was initiated at the request of its competitor. The Company is currently reviewing the suit and charges, and while it believes the criminal charges will be dropped and intends to vigorously defend the civil suit, at the present time no assurance can be given that these matters will be resolved in the Company’s favor.

Note 11 - Subsequent Event

On December 1, 2003, the Company’s stockholders sold 100 percent of its outstanding stock in the Company to a publicly held company, Altiris, Inc., for approximately $43,000,000. Management plans to continue its business operations of the Company.

ALTIRIS, INC. AND SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

Page

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003	PF-4

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the nine months ended September 30, 2003	PF-5

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended December 31, 2002	PF-6

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements as of September 30, 2003, for the nine months ended September 30, 2003, and the year ended December 31, 2002	PF-7

ALTIRIS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial statements reflect the acquisition of Wise Solutions, Inc., a Michigan corporation (“Wise”) by Altiris, Inc., a Delaware corporation (“Altiris”) in accordance with Article 11 of the Securities and Exchange Commission’s Regulation S-X. Altiris will account for the acquisition of Wise under the purchase method of accounting whereby the total cost of the arrangement will be allocated to the tangible and identifiable intangible assets, goodwill acquired liabilities assumed based upon their respective fair values.

As of December 1, 2003, Altiris acquired Wise by means of a merger of Sage Acquisition Corporation (“Merger Sub”), a Michigan corporation and a wholly owned subsidiary of Altiris, with and into Wise (the “Merger”). The Merger was accomplished pursuant to an Agreement and Plan of Merger dated December 1, 2003 (the “Merger Agreement”), by and among Altiris, Merger Sub, Wise, the Wise shareholders and the shareholder representative named therein. At the effective time of the Merger (the “Effective Time”), (i) Wise became a wholly owned subsidiary of Altiris; (ii) the shareholders of Wise received, in exchange for their shares of common stock of Wise in the aggregate approximately (a) $25.3 million (from existing cash reserves of Altiris) and (b) 348,794 shares of the Altiris’ common stock; and (iii) all unexpired and unexercised options to purchase shares of Wise common stock granted under the stock option plan and agreements of Wise outstanding immediately prior to the Effective Time were, in connection with the Merger, accelerated, fully vested and terminated in exchange for an aggregate payment of $6.3 million. The 348,794 shares of Altiris’ common stock issued in connection with the Merger were valued at approximately $11.9 million based upon the closing price of $33.99 on December 1, 2003, which was the closing price just before the announcement of the signing of the Merger Agreement.

The unaudited pro forma condensed consolidated financial statements have been prepare on the basis of assumptions described in the notes thereto, including assumptions related to the allocation of the total purchase price to the assets and liabilities of Wise based upon preliminary estimates of fair value. The actual allocation may differ from those assumptions after the valuations and other procedures are compared.

The pro forma financial information presented includes preliminary purchase accounting adjustments to the tangible and intangible assets as outlined below:

	Amount	Amortization Period
Net tangible assets	$5,952,000
Goodwill	13,682,000
Intangible assets:
Core technology	9,020,000	4 years
In-process research and development	910,000
Trademark and trade name	2,890,000
Customer lists	6,600,000	6 years
Non-compete agreement	4,670,000	3 years

Estimated Purchase Price	$43,724,000

The estimated purchase price of $43.7 million is comprised of (a) approximately $31.6 million in cash, (b) $11.9 million related to the estimated fair value of Altiris stock issued to Wise shareholders, and (c) approximately $0.3 million of estimated direct transaction costs of Altiris.

In accordance with generally accepted accounting principles, the portion of the purchase price allocable to in-process research and development projects of Wise will be expensed at the consummation of the Merger. The amount of the one-time nonrecurring charge for in-process research and development is expected to be $910,000.

Since the charge is directly related to the Merger and will not recur, the unaudited pro forma condensed consolidated statements of operations have been prepared excluding this charge.

The unaudited pro forma condensed consolidated statements of operations were prepared as if the Merger occurred as of January 1, 2002. The unaudited pro forma condensed consolidated balance sheet was prepared as if the Merger occurred as of September 30, 2003. These pro forma results have been prepared for comparative purposes only and do not purport to be indicative of what would have occurred had the Merger been made at the beginning of the periods presented, nor are they indicative of future results. As a result, the unaudited pro forma net results and the pro forma per share amounts do not purport to represent what Altiris’ results of operations would have been if the Merger with Wise had occurred at the beginning of the period, and is not intended to project Altiris’ results of operations for any future period.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements and related notes of Altiris incorporated by reference and the historical financial statements and related notes of Wise included elsewhere in this current report on Form 8-K/A.

ALTIRIS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of September 30, 2003

	Historical		Pro Forma
	Altiris	Wise	Adjustments		Consolidated
ASSETS

Current assets:
Cash and cash equivalents	$113,882,000	$2,401,000	$(31,546,000	) A	$84,737,000
Available-for-sale securities	37,680,000	3,263,000	—		40,943,000
Accounts receivable, net	19,617,000	2,300,000	(78,000	) B	21,839,000
Prepaid expenses and other current assets	2,035,000	386,000	(80,000	) C	3,436,000
			1,095,000	D

Total current assets	173,214,000	8,350,000	(30,609,000)		150,955,000
Property and equipment, net	3,310,000	690,000	—		4,000,000
Intangible assets, net	338,000	—	23,180,000	E	40,308,000
			12,784,000	F
			4,006,000	D
Other assets	96,000	33,000	6,927,000	D	7,056,000

Total assets	$176,958,000	$9,073,000	$16,288,000		$202,319,000

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Current portion of capital lease obligations	$972,000	$—	$—		$972,000
Current portion of note payable	—	—	—		—
Accounts payable	1,764,000	454,000	(78,000	) B	2,140,000
Accrued salaries and benefits	3,453,000	575,000	—		4,028,000
Other accrued expenses	2,154,000	226,000	—		2,380,000
Deferred revenue	16,612,000	1,810,000	(656,000	) G	17,766,000

Total current liabilities	24,955,000	3,065,000	(734,000)		27,286,000
Capital lease obligations, net of current portion	678,000	—	—		678,000
Long-term liabilities	—	56,000	9,158,000	D	9,214,000
Deferred revenue, non-current	4,073,000	—	—		4,073,000

Total liabilities	29,706,000	3,121,000	8,424,000		41,251,000

Stockholders’ equity:
Preferred stock	—	—	—		—
Common stock	3,000	1,000	(1,000	) H	3,000
Additional paid-in capital	162,260,000	87,000	(87,000	) H	176,986,000
			11,856,000	I
			2,870,000	P
Deferred compensation	(1,238,000)	—	—		(1,238,000)
Accumulated other comprehensive income	142,000	18,000	(18,000	) H	142,000
Accumulated income deficit	(13,885,000)	5,846,000	(5,846,000	) H	(14,795,000)
			(910,000	) J

Total stockholders’ equity	147,252,000	5,992,000	7,864,000		161,068,000

Total liabilities and stockholders’ equity	$176,958,000	$9,073,000	$16,288,000		$202,319,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ALTIRIS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations

for the nine months ended September 30, 2003

	Historical		Pro Forma
	Altiris	Wise	Adjustments		Consolidated
Revenue:
Software	$44,459,000	$10,223,000	$(206,000	) K	$54,476,000
Services	24,554,000	4,627,000	—		29,181,000

Total revenue	69,013,000	14,850,000	(206,000)		83,657,000

Cost of revenue:
Software	794,000	475,000	(206,000	) K	1,063,000
Amortization of acquired IP	466,000	—	1,691,000	L	2,157,000
Services	7,441,000	2,094,000	—		9,535,000

Total cost of revenue	8,701,000	2,569,000	1,485,000		12,755,000

Gross profit	60,312,000	12,281,000	(1,691,000)		70,902,000

Operating expenses:
Sales and marketing	27,004,000	4,749,000	—		31,753,000
Research and development	17,446,000	1,861,000	—		19,307,000
General and administrative	5,593,000	3,798,000	—		9,391,000
Amortization of intangible assets	41,000	—	1,993,000	L	2,034,000
Stock-based compensation	985,000	—	—		985,000

Total operating expenses	51,069,000	10,408,000	3,684,000		63,470,000

Income from operations	9,243,000	1,873,000	3,684,000		7,432,000

Other income (expense):
Interest income (expense), net	1,068,000	64,000	(355,000	) M	777,000
Other income (expense), net	1,103,000	(15,000)	—		1,088,000

Other income, net	2,171,000	49,000	(355,000)		1,865,000

Income before income taxes	11,414,000	1,922,000	4,039,000		9,297,000
Provision for income taxes	(1,784,000)	(534,000)	(1,099,000	) N	(3,417,000)

Net income	$9,630,000	$1,388,000	$5,138,000		$5,880,000

Basic net income per share	$0.44		—		$0.27

Diluted net income per share	$0.42		—		$0.25

Basic shares	21,788,000		349,000	O	22,137,000

Diluted shares	23,063,000		349,000	O	23,412,000

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ALTIRIS, INC. AND SUBSIDIARIES

Unaudited Pro Forma Condensed Consolidated Statement of Operations for the year ended

December 31, 2002

	Historical		Pro Forma
	Altiris	Wise	Adjustments		Consolidated
Revenue:
Software	$38,095,000	$13,670,000	$—		$51,765,000
Services	24,781,000	5,217,000	—		29,998,000

Total revenue	62,876,000	18,887,000	—		81,763,000

Cost of revenue:
Software	897,000	616,000	—		1,513,000
Amortization of acquired IP	1,792,000	—	2,255,000	L	4,047,000
Services	6,880,000	2,698,000	—		9,578,000

Total cost of revenue	9,569,000	3,314,000	2,255,000		15,138,000

Gross profit	53,307,000	15,573,000	(2,255,000)		66,625,000

Operating expenses:
Sales and marketing	28,187,000	5,053,000	—		33,240,000
Research and development	16,297,000	2,083,000	—		18,380,000
General and administrative	6,765,000	3,632,000	—		10,397,000
Amortization of intangible assets	46,000	—	2,657,000	L	2,703,000
Stock-based compensation	2,624,000	—	—		2,624,000

Total operating expenses	53,919,000	10,768,000	2,657,000		67,344,000

Income (loss) from operations	(612,000)	4,805,000	(4,912,000)		(719,000)

Other income (expense):
Interest income (expense), net	329,000	42,000	(631,000	) M	(260,000)
Other income (expense), net	823,000	(83,000)	—		740,000

Other income, net	1,152,000	(41,000)	(631,000)		480,000

Income (loss) before income taxes	540,000	4,764,000	(5,543,000)		(239,000)
Provision for income taxes	(626,000)	(1,350,000)	1,410,000	N	(566,000)

Net income (loss)	$(86,000)	$3,414,000	$(4,133,000)		$(805,000)

Dividends related to preferred shares	(13,781,000)	—	—		(13,781,000)

Net income (loss) for common shares	$(13,867,000)	$3,414,000	$(4,133,000)		$(14,586,000)

Basic loss per share	$(0.89)		—		$(0.92)

Diluted loss per share	$(0.89)		—		$(0.92)

Basic shares	15,532,377		349,000	O	15,881,377

Diluted shares	15,532,377		349,000	O	15,881,377

See accompanying notes to unaudited pro forma condensed consolidated financial statements.

ALTIRIS, INC. AND SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

as of September 30, 2003, for the nine months ended

September 30, 2003, and the year ended December 31, 2002

A.	To adjust cash and cash equivalents for the cash consideration paid by Altiris as part of the acquisition.

B.	To eliminate trade balances between Altiris and Wise.

C.	To eliminate a note receivable not assumed by Altiris as part of the Merger.

D.	To record estimated deferred tax assets and liabilities related to the purchase of Wise and the related impact of consolidation.

E.	To record intangible assets related to the acquisition.

F.	To record goodwill related to the acquisition.

G.	To adjust Wise deferred revenue to record the present value of costs that will be incurred to deliver future goods and services plus an allowance for normal profit on those costs to deliver the future goods or services.

H.	To eliminate historical equity amount of Wise.

I.	To record par value and the fair value in excess of par of the 348,794 Altiris shares issued as part of the acquisition.

J.	To eliminate the nonrecurring charge related to the write-off of in-process research and development projects acquired.

K.	To eliminate revenue and the associated cost of sales booked for transactions between Altiris and Wise.

L.	To reflect the amortization of intangible assets on a straight-line basis resulting from the acquisition.

M.	To reflect a decrease in interest income as a result of the reduction in cash that would have occurred to effectuate the Merger.

N.	To adjust provision (benefit) for taxes to reflect the impact of the pro forma adjustments using the Federal and State statutory tax rates.

O.	To include Altiris common stock issued as consideration paid by Altiris as part of the acquisition. Basic and diluted net income (loss) per common share have been calculated based upon the pro forma weighted average shares outstanding for each period presented.

P.	To record the adjustment to additional paid-in capital resulting from the release of the valuation allowance on Altiris deferred tax assets arising from the exercise of stock options. This adjustment arises in connection with the acquisition and consolidation between Altiris and Wise.